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                                                                   EXHIBIT 23.02

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Hollinger International Inc.:

We consent to incorporation by reference in the registration statement on Form S-3 of Hollinger International Inc. of our report dated February 27, 1996, relating to the consolidated balance sheet of Hollinger International Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Hollinger International Inc.


                                     /s/ KPMG Peat Marwick LLP


Chicago, Illinois
May 29, 1996